SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation)	001-06351 (Commission File Number)	35-0470950 (I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana (Address of Principal Executive Offices)	46285 (Zip Code)
Registrant’s telephone number, including area code: (317) 276-2000
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
and
Item 2.06 Material Impairments
As announced in June 2006, the company has been considering the future of three European facilities, which include the R&D facilities in Mont St. Guibert, Belgium and Hamburg, Germany, and the dry products manufacturing facility in Basingstoke, England. On November 28, 2006, the board of directors approved a plan to close the Mont St. Guibert site and also approved a social package, including severance payments, that was negotiated with the site works council. Under the agreement, operations will decrease during the rest of 2006 and into the first half of 2007, with the official closing anticipated for June 30, 2007.
Restructuring charges of approximately $100-110 million related to closing the Mont St. Guibert facility will occur primarily in the fourth quarter of 2006, composed of $90-95 million in severance related charges and lease termination costs, substantially all of which is expected to be in cash, and $10-15 million in non-cash asset impairment charges.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)
By:	/s/ Derica W. Rice
	Name:	Derica W. Rice
	Title:	Senior Vice President and Chief Financial Officer

Dated: November 29, 2006

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